ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made on June ___, 2007, by and among Deli Solar (USA), Inc., a Nevada corporation, (the “Company”), and Tri-State Title & Escrow, LLC (the “Escrow Agent”). The aforementioned are also referred to individually herein as a “Party” and collectively herein as the “Parties.”

PRELIMINARY STATEMENTS

A. The Company and Barron Partners, L.P., a Delaware limited partnership, Eos Holdings, LLC and Mathew Hayden (the “Investors”) have entered into the Securities Purchase Agreement dated the date hereof (the “Securities Purchase Agreement”), a copy of which has been delivered to the Escrow Agent, pursuant to which the Company will issue and sell to the Investors, and the Investors will subscribe for and acquire from the Company, certain Company securities for an aggregate purchase price of $2.75 million upon the terms and subject to the conditions set forth therein. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement.

B. Section 6.15 of the Securities Purchase Agreement (the “Escrow Provisions”) provide certain rights to the Investors, to acquire additional shares of the Company’s Series A Preferred Stock , which shares will be deposited at the Closing in escrow by the Company as security for the Company’s obligations under Section 6.15 of the Securities Purchase Agreement.

C. The Escrow Provisions provide that, at the Closing, the Company shall deposit in escrow 900,000 shares of Series A Preferred Stock, which shares shall be held as security in the event (i) the earnings target for 2007 (the “2007 Target”) set forth in Section 6.15.2 of the Securities Purchase Agreement is not met and (ii) the earnings target for 2008 (the “2008 Target”) set forth in Section 6.15.4 of the Securities Purchase Agreement is not met (the “Escrow Shares”).

D. The escrow fund created by the deposit of the Escrow Shares is referred to as the “Escrow Fund.”

E. Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed, as a condition to its obligations thereunder, to enter into this Agreement and establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Fund.

F. The Company desire to appoint the Escrow Agent to act pursuant to the terms and conditions set forth herein and the Escrow Agent desires to accept such appointment.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1.  Establishment of the Escrow Fund.

(a)  Escrow Fund. The Escrow Agent agrees to (i) accept delivery of the shares of Series A Preferred Stock, consisting of 900,000 shares, (ii) hold such Escrow Shares subject to the terms and conditions of this Agreement and the Escrow Provisions.

(b)  Escrow Arrangements; Purpose. The Escrow Fund is to be held and distributed by the Escrow Agent in accordance with and subject to the provisions of this Agreement and the applicable Escrow Provisions. The Escrow Fund is held for the benefit of the Investors as security and collateral for the obligations of the Company under the Escrow Provisions, and in the event the 2007 Target or the 2008 Target is not met.

2.  Administration of Escrow Fund and Tax Escrow Fund.

(a)  Delivery of Escrow Shares. At Closing, the Escrow Shares will be delivered by the Company to the Escrow Agent in accordance with the applicable Escrow Provisions.

(b) Claims upon the Escrow Fund. Upon receipt by the Escrow Agent of a certificate from the Company, stating that (1) the 2007 Target or 2008 Target, as the case may be, has not been met, and (2) the number of Escrow Shares to be delivered to the Investors pursuant to Section 6.15.3 or 6.15 .4, as the case may be of the Securities Purchase Agreement, the Escrow Agent shall deliver to the Investors out of the Escrow Fund, as promptly as practicable, in the manner and in the number of Escrow Shares as specified by the Company. The Escrow Agent shall not be required to determine or calculate the number of shares to be issued and shall not be obligated to issue Escrowed Shares, but rather will only deliver the Escrow Shares as instructed in the certificate from the Company to the Escrow Agent. In the event that the Escrow Agent receives a certificate from the Company, the Escrow Agent shall deliver to the Company such number of Escrow Shares as specified by the Company in the certificate

(c)  No Encumbrance. The Escrow Fund shall be held as a trust fund and shall not be subject to any Encumbrance, trustee process or any other judicial process of any creditor of any party hereto. Except as provided in this Agreement, no Escrow Shares or any beneficial interest in the Escrow Shares may be pledged, sold, encumbered, assigned or transferred, including by operation of law, by the Company or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Company, prior to the delivery to the Company of the Escrow Shares by the Escrow Agent, except as otherwise contemplated by this Agreement or the Securities Purchase Agreement.

3.  The Escrow Agent; Limitation of the Escrow Agent’s Liability; Fees and Expenses.

(a)  The Escrow Agent is hereby appointed depositary and escrow agent for the Company with respect to the Escrow Funds. The Company agrees to pay Escrow Agent a flat fee of $1,000 for the services hereunder.

(b)  The Escrow Agent is not a party to, nor is it bound by nor need it give any consideration to the terms or provisions of, any agreement among the Company and the Investors. The only duties and responsibilities of the Escrow Agent hereunder shall be to hold the Escrow Funds as escrow agent according to the terms and provisions of this Agreement and to dispose of and deliver the Escrow Fund as provided in this Agreement.

(c)  The Escrow Agent shall be indemnified and held harmless by the Company, from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subject by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Fund made by the Escrow Agent pursuant to this Agreement, except as a result of the Escrow Agent’s willful misconduct or material breach of this Agreement, provided, however, that under all circumstances, Escrow Agent shall be given notice of any alleged breach of this Agreement and the reasonable opportunity to cure such alleged breach, which under all circumstances shall not be less than ten (10) business days following receipt of notice. The reasonable costs and expenses of enforcing this right of indemnification shall also be paid by the Company. This right of indemnification shall survive the termination of this Agreement, and the removal or resignation of the Escrow Agent.

(d)  The Escrow Agent undertakes to perform only such duties as are specifically set forth in this Agreement, and the Escrow Agent shall not be liable except for the non performance of such duties as are specifically set forth in this Agreement, provided, however, that under all circumstances, Escrow Agent shall be given notice of any alleged breach of this Agreement and the reasonable opportunity to cure such alleged breach, which under all circumstances shall not be less than ten (10) business days following receipt of notice, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent may consult with counsel (of its choice) regarding any of its duties or obligations hereunder, and shall be fully protected in any action taken in good faith in accordance with such advice. The Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper party or parties. The Escrow Agent’s duties shall be determined only with reference to this Agreement and the Securities Purchase Agreement and applicable Laws. The Escrow Agent is not charged with any duties or responsibilities in connection with any other documents or agreements.

(e)  Fees are payable in advance as compensation for the ordinary administrative services to be rendered hereunder and the Company agrees to pay all the fees and expenses of the Escrow Agent, including the indemnity provided in Section 3(c) hereof.

(f)  It is understood and agreed that in the event any disagreement among the parties hereto results in adverse claims or demands being made in connection with the Escrow Fund, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrow Fund until the Escrow Agent shall have received (i) an enforceable final order of a court of competent jurisdiction which is not subject to further appeal directing delivery of the Escrow Fund or (ii) a written agreement executed by the Company directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and enforceable and is not subject to further appeal. The Escrow Agent shall act on such court order and legal opinion without further question. Notwithstanding the foregoing, if Escrow Agent is in doubt or remains unsure of what action it should take hereunder, Escrow Agent shall have the right to file an interpleader action and interplead into a court of competent jurisdiction the Escrow Shares and all documents and instruments evidencing, pertaining or relating to the Escrow Shares and any other item, instrument or document held in or subject to the Escrow Fund and thereby Escrow Agent shall be released of its duties, responsibilities and obligations arising hereunder.

(g)  The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto. Such resignation shall become effective 10 business days following the receipt of such notice and Escrow Agent shall deliver, within 10 business days after the effectiveness of its resignation, the Escrow Shares and all items, documents and instruments held pursuant to the Escrow Fund to its successor Escrow Agent. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within 10 business days after the giving of such notice of resignation, the resigning Escrow Agent may, at the expense of Company, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. If any property subject hereto is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it is advised by legal counsel (of its own choosing) is binding upon it, and if it complies with any such order, writ judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

4. Notices. Any certificate or other notice to any party hereto given pursuant to this Agreement shall be given by fax, first-class mail or nationally recognized express overnight courier delivery service addressed as follows. Notices shall not be deemed to be given until actually received.

If to the Escrow Agent:

Tri-State Title & Escrow, LLC
360 Main Street
P.O. Box 391
Washington, VA 22747
(800) 984-2155
Attention: Johnnie L. Zarecor

Telephone: (540) 675-2155
Fax: (540) 675-3155
Email escrow@tristatetitle.net

If to the Company:

DELI SOLAR (USA), INC
Building 3 No. 28
Feng Tai North Road
Beijing, China 100071
Attn: Deli Du
Tel: 01186-13603160688 (Chinese)
Tel: 01186-13911099317 (Chinese and English)
Fax: 01186-64893659
Email: jianminlee@yahoo.com

with a copy (which shall not constitute notice) to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York  10022
Attention: Darren L. Ofsink
Telephone No.: (212) 371-8008
Facsimile No.: (212) 688-7273
E-mail: dofsink@golawintl.com

5.  Incorporation by Reference of Portions of the Securities Purchase Agreement. The parties agree that the terms of the Escrow Provisions shall be deemed to be incorporated by reference in this Agreement as if such Sections had been set forth in its entirety herein. Notwithstanding the immediately preceding sentence, the Parties agree that the Escrow Agent’s fees and expenses shall be governed under this Agreement. The Parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Escrow Provisions. In the event of any conflict between this Agreement and the Escrow Provisions, the provisions of the Escrow Provisions shall govern.

6.  General.
(a)  Controlling Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction (including personal jurisdiction) of the state and federal courts of the State of Virginia for any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other jurisdiction to venue therein). Process in any proceeding under this Agreement may be served on any Party anywhere in the world. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Investors the right to commence proceedings relating to this Agreement in any foreign jurisdiction, including the People’s Republic of China.

(b)  Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties adversely affected by such assignment; provided, however, that any Investor may assign any or all of its rights and interests hereunder to one or more of its Affiliates.

(c)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d)  Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)  Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all Parties.

(f)   Amendment. This Agreement may be amended with the written consent of all Parties; provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by the Company, it may resign.

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The Parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

ESCROW AGENT:

TRI-STATE TITLE & ESCROW, LLC

By: Guy Turner

Name:Guy W. Turner

Title: President

DELI SOLAR (USA), INC

By: /s/ Deli Du

Name: Deli Du

Title: President and CEO